SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐           Definitive Proxy Statement
☐           Definitive Additional Materials
☒           Soliciting Material Pursuant to section 240.14a-12

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
(Name of Registrant as Specified in Its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Dear Shareholder
August 1, 2007

As you may be aware, on July 10th we announced an agreement to merge with a subsidiary of Harris Bankcorp, Inc. (Harris) for $37.30 per share payable in cash.  This price of $37.30 per share represents more than 32.4x our earnings for the twelve month period ended March 31, 2007, 229% of our tangible book value as of March 31, 2007 and a market premium of 34% to the closing price of our common stock on July 9, 2007 (the last trading day prior to the public announcement of the transaction).  Our decision to enter into the merger agreement with Harris was made after careful review of the strategic options and future opportunities available to our company as well as current banking industry trends.

During our efforts over the last three years in connection with our strategic plan, the Board evaluated a number of alternatives for enhancing shareholder value.  The Board has been concerned about the increased costs associated with the development of a centralized operating environment to support our multi-bank organization and the increased costs associated with being a public company.  In addition, the Board was also concerned about the difficult operating trends in the banking industry, such as declining net interest margins and the weakening of asset quality.

Given the realities of our internal operating environment and the external industry environment, the Board sought to evaluate the potential return to shareholders as an independent company compared to the return to shareholders in a potential merger. The Board retained Stifel, Nicolaus & Company, Incorporated (Stifel), a nationally recognized investment-banking firm, to assist us in evaluating the other alternative, the sale of Merchants.  Stifel made contact with 14 companies regarding the potential acquisition of Merchants.

The Board later engaged the services of another nationally recognized investment- banking firm, Keefe, Bruyette & Woods, Inc. (KBW) to further assist the Board in its deliberations.  The investment banking firms evaluated the per share consideration in the offer from Harris as compared to a strategic plan considered by the Board of Merchants for going forward as an independent entity. In addition, before we signed the merger agreement with Harris, Stifel and KBW, working separately, each delivered a written opinion that, based upon and subject to the factors and assumptions set forth in their respective opinions, the per share consideration in the merger of $37.30 is fair to our shareholders from a financial point of view.

After considering the strategic plan, the opinions of Stifel and KBW and various other factors, the Board determined that the proposed merger with Harris is in the best interest of our shareholders.  We hope this letter gives you some insight as to the process and helps to answer some of the questions you may have had.  If you have any additional questions or concerns please feel free to contact me directly at (414) 425-5334.

Sincerely,

/s/ Michael J. Murry

Michael J. Murry
Chairman and Chief Executive Officer
Merchants and Manufacturers Bancorporation, Inc.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

IN CONNECTION WITH THE PROPOSED ACQUISITION OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. BY HARRIS, MERCHANTS AND MANUFACTURERS WILL PREPARE A PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC).  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO THE SHAREHOLDERS OF MERCHANTS AND MANUFACTURERS.  BEFORE MAKING ANY VOTING DECISION, MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE ACQUISITION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS WILL BE ABLE TO OBTAIN, WITHOUT CHARGE, A COPY OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC FROM THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN, WITHOUT CHARGE, A COPY OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS (WHEN AVAILABLE) BY DIRECTING A REQUEST BY MAIL OR TELEPHONE TO JOHN KRAWCZYK, ESQ., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 5445 WESTRIDGE DRIVE, NEW BERLIN, WI  53151, OR TELEPHONE:  262-827-6700, OR FROM MERCHANTS AND MANUFACTURERS WEBSITE, HTTP://WWW.MMBANCORP.COM.

Participants in the Solicitation

Merchants and Manufacturers, its directors and officers and directors of its subsidiaries may be deemed to be participants in the solicitation of proxies from Merchants and Manufacturers shareholders with respect to the acquisition.  Shareholders may obtain additional information regarding the interests of such directors and executive officers in the acquisition, which may be different than those of Merchants and Manufacturers shareholders generally, by reading the proxy statement and other relevant documents regarding the acquisition, when filed with the SEC.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This letter includes forward-looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and business of Merchants and Manufacturers.

However, by their nature these forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not be achieved.  Merchants and Manufacturers cautions readers of this letter not to place undue reliance on these forward-looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, the satisfaction of acquisition closing conditions; regulatory approval and Merchants and Manufacturers shareholder approval of the acquisition; the actual closing of the acquisition; and others discussed in Merchants and Manufacturers’ filings with the Securities and Exchange Commission.